IntraLinks Announces Second Quarter 2011 Results

Second Quarter Revenue Grows by 20% Year-over-year

NEW YORK, NY – August 10, 2011 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its second quarter of 2011.

Financial highlights for the second quarter include:

▪	Total revenue of $53.3 million, up 20% year-over-year
▪	Enterprise revenue of $22.6 million, up 15% year-over-year
▪	M&A revenue of $21.0 million, up 29% year-over-year
▪	Break-even GAAP net income, compared to a net loss of ($3.9) million or ($1.78) per share for the same quarter last year
▪	Non-GAAP adjusted net income of $5.7 million or $0.10 per share, compared to non-GAAP adjusted net income of $2.0 million or $0.04 per share for the same quarter last year
▪	Non-GAAP adjusted EBITDA of $16.4 million, an increase of 15%, compared to $14.2 million for the same quarter last year
▪	Cash flow from operations of $15.9 million, compared to $9.5 million for the same quarter last year

“Our second quarter results met or exceeded our guidance across all key financial metrics.  Our results were driven by a balanced performance across our three principal markets – Enterprise, M&A and DCM,” said Andrew Damico, IntraLinks’ President and CEO. “During the second quarter, we took important steps to further strengthen our global sales and services teams.  We are well positioned to scale our sales and services resources to expand on our market coverage and better capitalize on our leadership position opportunities for growth.”

“Our second quarter results reflect a combination of solid growth, profitability and cash flow,” said Anthony Plesner, IntraLinks’ CFO. “As we look to the second half of the year, we will continue to invest in products and people to grow our business and capitalize on the multi-billion dollar market opportunity in front of our company.”

Second Quarter 2011

Total revenue was $53.3 million, an increase of 20%, compared to $44.4 million for the corresponding quarter last year.
•	Enterprise revenue was $22.6 million, up 15% year-over-year compared to $19.7 million last year
•	M&A revenue was $21.0 million, up 29% year-over-year compared to $16.2 million last year
•	DCM revenue was $9.7 million, up 15% year-over-year compared to $8.5 million last year

GAAP gross margin was 73.5%, a decrease of 50 basis points compared to 74.0% for the corresponding quarter last year.

Non-GAAP gross margin was 79.8%, a decrease of 170 basis points compared to 81.5% for the corresponding quarter last year.

GAAP operating income was $2.1 million, compared to an operating income of $1.7 million for the corresponding quarter last year.

Non-GAAP adjusted operating income was $11.1 million, up 13% year-over-year compared to $9.9 million for the corresponding quarter last year.

GAAP net income was break-even, compared to a GAAP net loss of ($3.9) million for the corresponding quarter last year.  Diluted GAAP net income per share for the second quarter was $0.00 on the basis of  54,994,870 shares outstanding. In the prior year comparable period, diluted GAAP net loss per share was ($1.78) on the basis of  2,210,438 shares outstanding.

The company generated non-GAAP adjusted net income of $5.7 million, compared to non-GAAP adjusted net income of $2.0 million for the corresponding quarter last year.  Non-GAAP adjusted net income per share was $0.10 on the basis of 54,994,870 shares outstanding. In the corresponding quarter for the prior year, non-GAAP net income per share was $0.04 on the basis of 52,585,529 shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.

Non-GAAP adjusted EBITDA was $16.4 million, up 15% year-over-year compared to non-GAAP adjusted EBITDA of $14.2 million for the corresponding quarter last year.

Cash flow from operations was $15.9 million, compared to $9.5 million in the corresponding quarter last year.

During the second quarter, the company identified an adjustment of $0.6 million pre-tax unrealized gains on foreign exchange transactions relating to prior periods. Included in this amount is $0.2 million pre-tax (or $0.1 million after-tax which represents $0.01 per diluted share) related to the first quarter of this year, and $0.4 million pre-tax related to prior years.  The gross adjustment has been recorded under ‘Other income, net’ for the six months ended June 30, 2011.

Business Outlook:

Based on information available as of August 10, 2011, IntraLinks is providing guidance for the third quarter 2011 and full year 2011 as follows:

Third Quarter 2011

Revenue: $54 million to $56 million
GAAP operating income: $2.5 million to $4.0 million
Non-GAAP operating income: $12 million to $13.5 million
Non-GAAP adjusted EBITDA: $17.5 million to $19 million
GAAP net income per share: $0.00 to $0.02
Non-GAAP net income per share: $0.11 to $0.13

Full Year 2011

Revenue: $215 million to $225 million
GAAP operating income: $17 million to $19 million
Non-GAAP operating income: $52 million to $58 million
Non-GAAP adjusted EBITDA: $73 million to $78 million
GAAP net income per share: $0.06 to $0.08
Non-GAAP net income per share: $0.50 to $0.57

Quarterly Conference Call

IntraLinks will host a conference call today at 9:00 a.m. Eastern Time (ET) to discuss the company’s second quarter 2011 financial results and its business outlook for the third quarter and full year 2011, which may include guidance supplemental to the above. To access this call, dial 800-390-5312 (domestic) or 719-325-2291 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until August 17, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 4279764. An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Non-GAAP Financial Measures

The Press Release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and margin and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

Management defines its non-GAAP financial measures as follows:

▪	Non-GAAP gross profit represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense and (2) amortization of intangible assets.
▪
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets and (3) costs related to initial public and follow-on offerings.

▪
Non-GAAP adjusted net income and non-GAAP adjusted net income per share represent the corresponding GAAP measures adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, and (3) costs related to our initial public and follow on offerings.  Non-GAAP adjusted net income and non-GAAP adjusted net income per share are calculated using an estimated long-term effective tax rate.

▪	Non-GAAP per share measures are shown on a pro-forma basis, assuming the conversion of preferred shares and public offerings occurred at the beginning of the period.
▪
Non-GAAP adjusted EBITDA represents net income (loss) adjusted to exclude (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs, (7) other (income) expense and (8) costs related to our initial public and follow on offerings.

▪	Free cash flow represents cash flow from operations less capital expenditures.
▪	The various non-GAAP margins represent the respective non-GAAP measures as a percentage of revenue.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. Additionally, management believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period-to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and margin and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as alternatives to gross profit and margin, operating income (loss) and margin, net income (loss), net income (loss) per share or cash flow from operations as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the Press Release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect the company’s financial results is contained in our public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Registration Statement on Form S-1 as amended (File No. 333-173107), which was declared effective by the SEC on April 6, 2011.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Investor Contact:
David Roy
IntraLinks
212-342-7690
droy@intralinks.com

Media Relations Contact:
Radley Moss
IntraLinks
212-543-7717
rmoss@intralinks.com

IntraLinks | 150 East 42nd Street | New York, NY 10017 | + 1 212 342 7684 | Fax +1 212 208 2600

IntraLinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and per Share Data)
(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$61,344	$50,467
Accounts receivable, net of allowances of $2,086 and $2,418, respectively	42,286	37,137
Deferred taxes	18,511	18,264
Prepaid expenses	5,053	5,916
Other current assets	4,543	2,457
Total current assets	131,737	114,241
Fixed assets, net	8,236	8,075
Capitalized software, net	27,091	25,676
Goodwill	215,478	215,478
Other intangibles, net	146,548	160,863
Other assets	1,151	2,022
Total assets	$530,241	$526,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,742	$4,191
Accrued expenses and other current liabilities	18,260	22,444
Deferred revenue	41,280	38,043
Total current liabilities	64,282	64,678
Long term debt	91,089	125,886
Deferred taxes	46,103	46,103
Other long term liabilities	768	2,244
Total liabilities	202,242	238,911
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares
issued and outstanding as of June 30, 2011 and December 31, 2010	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 54,060,792 and 52,387,374
shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	54	52
Additional paid-in capital	406,221	365,962
Accumulated deficit	(78,323)	(78,813)
Accumulated other comprehensive income	47	243
Total stockholders' equity	327,999	287,444
Total liabilities and stockholders' equity	$530,241	$526,355

IntraLinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$53,336	$44,409	$105,743	$84,340
Cost of revenue	14,137	11,555	27,753	23,031
Gross profit	39,199	32,854	77,990	61,309
Operating expenses:
Product development	5,036	4,461	11,105	8,744
Sales and marketing	22,484	19,106	43,727	38,126
General and administrative	9,617	7,595	19,443	13,105
Total operating expenses	37,137	31,162	74,275	59,975
Income from operations	2,062	1,692	3,715	1,334
Interest expense, net	2,602	7,109	5,594	14,137
Amortization of debt issuance costs	574	457	941	914
Other income, net	(1,134)	(361)	(3,062)	(288)
Net income (loss) before income tax	20	(5,513)	242	(13,429)
Income tax provision (benefit)	13	(1,568)	(248)	(4,006)
Net income (loss)	$7	$(3,945)	$490	$(9,423)

Net income (loss) per common share
Basic	$0.00	$(1.78)	$0.01	$(4.42)
Diluted	$0.00	$(1.78)	$0.01	$(4.42)

Weighted average number of shares used in
calculating net income (loss) per share
Basic	53,539,224	2,210,438	52,748,590	2,133,393
Diluted	54,994,870	2,210,438	54,302,178	2,133,393

IntraLinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Six Months Ended
	June 30,
	2011	2010
Net income (loss)	$490	$(9,423)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,204	7,607
Stock-based compensation expense	3,871	1,744
Amortization of intangible assets	14,315	14,426
Amortization of debt discount	-	78
Amortization of debt issuance cost	941	914
Provision for bad debts and customer credits	338	175
Loss (gain) on disposal of fixed assets	225	(28)
Change in deferred taxes	(247)	(4,450)
Gain on interest rate swap	(1,952)	(755)
Currency remeasurement gain	(382)	-
Non-cash interest expense	-	3,255

Changes in operating assets and liabilities:
Accounts receivable	(5,487)	(6,344)
Prepaid expenses and other current assets	(2,164)	(1,820)
Other assets	870	(19)
Accounts payable	551	(129)
Accrued expenses and other liabilities	(3,338)	(6,159)
Deferred revenue	3,237	5,013
Net cash provided by operating activities	21,472	4,085
Cash flows from investing activities:

Capital expenditures	(3,363)	(5,711)
Capitalized software development costs	(8,643)	(8,544)
Purchase of bank time deposits with maturities greater than three months	-	(4,318)
Sale of investments and maturity of bank time deposits greater than three months	-	2,550
Net cash used in investing activities	(12,006)	(16,023)
Cash flows from financing activities:

Proceeds from exercise of stock options	1,077	138
Proceeds from issuance of common stock	799	-
Offering costs paid in connection with initial public offering and follow-on offerings	(490)	(881)
Capital lease payments	-	(27)
Proceeds from follow-on offering, net of underwriting discounts and commissions	35,002	-
Repayments of outstanding principal on long-term debt	(35,163)	(1,854)
Net cash provided by (used in) financing activities	1,225	(2,624)
Effect of foreign exchange rate changes on cash and cash equivalents	186	12
Net increase (decrease) in cash and cash equivalents	10,877	(14,550)
Cash and cash equivalents at beginning of period	50,467	30,481
Cash and cash equivalents at end of period	$61,344	$15,931

IntraLinks Holdings, Inc
Reconciliation of Non-GAAP to GAAP Financial Measures
 (In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Non-GAAP gross profit
Gross profit	$39,199	$32,854	$77,990	$61,309
Gross margin	73.5%	74.0%	73.8%	72.7%
Cost of revenue - stock based compensation expense	37	15	108	28
Cost of revenue - amortization of intangible assets	3,310	3,309	6,619	6,618
Non-GAAP gross profit	$42,546	$36,178	$84,717	$67,955
Non-GAAP Gross margin	79.8%	81.5%	80.1%	80.6%

Non-GAAP adjusted operating income
Income from operations	$2,062	$1,692	$3,715	$1,334
Stock-based compensation expense	1,899	991	3,871	1,744
Amortization of intangible assets	7,159	7,208	14,315	14,426
Costs related to public stock offerings	3	36	57	907
Non-GAAP adjusted operating income	$11,123	$9,927	$21,958	$18,411

Non-GAAP adjusted net income
Net income (loss) before income tax	$20	$(5,513)	$242	$(13,429)
Stock - based compensation expense	1,899	991	3,871	1,744
Amortization of intangible assets	7,159	7,208	14,315	14,426
Costs related to public stock offerings	3	36	57	907
Non-GAAP adjusted net income before tax	9,081	2,722	18,485	3,648
Non-GAAP Income tax provision	3,360	761	6,671	1,121
Non-GAAP adjusted net income	$5,721	$1,961	$11,814	$2,527

Non-GAAP adjusted EBITDA
Net income (loss)	$7	$(3,945)	$490	$(9,423)
Interest expense, net	2,602	7,109	5,594	14,137
Income tax provision (benefit)	13	(1,568)	(248)	(4,006)
Depreciation and amortization	5,256	4,262	10,205	7,607
Amortization of intangible assets	7,159	7,208	14,315	14,426
Stock-based compensation expense	1,899	991	3,871	1,744
Amortization of debt issuance costs	574	457	941	914
Other income, net	(1,134)	(361)	(3,062)	(288)
Costs related to public stock offerings	3	36	57	907
Non-GAAP adjusted EBITDA	$16,379	$14,189	$32,163	$26,018
Non-GAAP adjusted EBITDA margin	30.7%	32.0%	30.4%	30.8%

Free cash flow
Cash flow provided by operations	$15,931	$9,474	$21,472	$4,085
Capital expenditures	(6,322)	(9,201)	(12,006)	(14,255)
Free cash flow	$9,609	$273	$9,466	$(10,170)

IntraLinks Holdings, Inc.
Reconciliation of Non-GAAP to GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

	Three Months Ending	Year Ending
	September 30,	December 31,
	2011	2011
Non-GAAP gross profit
Gross profit	$41,205	$161,740
Gross margin	74.9%	73.5%

Cost of revenue- stock-based compensation expense	46	3,123
Cost of revenue- amortization of intangible assets	3,309	13,237
Non-GAAP gross profit	$44,560	$178,100

Non-GAAP gross margin	81.0%	81.0%

Non-GAAP operating income
Income from operations	$3,235	$17,705
Stock-based compensation expense	2,358	8,665
Amortization of intangible assets	7,157	28,630
Non-GAAP operating income	$12,750	$55,000

Non-GAAP operating margin	23.2%	25.0%

Non-GAAP net income
Net income before income tax	$1,250	$9,994
Stock-based compensation expense	2,358	8,665
Amortization of intangible assets	7,157	28,630
Non-GAAP net income before income tax	10,765	47,289
Non-GAAP income tax provision	3,983	17,620
Non-GAAP net income	$6,782	$29,669

Non-GAAP adjusted EBITDA
Net income	$368	$3,358
Interest expense, net	2,517	10,623
Income tax provision	882	6,636
Depreciation and amortization	5,500	20,500
Amortization of intangible assets	7,157	28,630
Stock-based compensation expense	2,358	8,665
Amortization of debt issuance costs	218	1,375
Other income, net	(750)	(4,344)
Costs related to public offerings	-	57
Non-GAAP adjusted EBITDA	$18,250	$75,500

Non-GAAP adjusted EBITDA margin	33.2%	34.3%

Note:  All forward-looking figures presented in this table are stated at the mid-point of the estimated range